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                                                               Exhibit (a)(5)(B)

DISTRICT COURT, COUNTY OF BOULDER, COLORADO

Case No. 00-CV-1359, Division 2

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MOTION FOR EXTENSION OF TIME
IN WHICH TO ANSWER OR OTHERWISE MOVE

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M. DEAN BRIGGS, on Behalf of Himself and All Other similarly Situated,

     Plaintiff,

v.

BI INCORPORATED; DAVID J. HUNTER; WILLIAM E. COLEMAN; MCKINLEY C. EDWARDS, JR.; BEVERLY J. HADDON; JEREMY N. KENDALL; PERRY M. JOHNSON; BARRY J. NIDORF; and BYAM K. STEVANS, JR.,

     Defendants.

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                                 CERTIFICATION
                                 -------------

          Counsel for Defendant BI Incorporated certifies that he has conferred with counsel for Plaintiff and Plaintiff's counsel stated that he has no objection to a twenty (20) day extension to and including October 2, 2000.

                                    MOTION
                                    ------

          Defendant BI Incorporated, by and through its undersigned counsel, hereby moves the Court for an extension of twenty (20) days to and including October 2, 2000, in which to answer or otherwise move in response to Plaintiff's Class Action Complaint And Jury Demand. As grounds for this Motion, Defendants state as follows:

          1. Defendants' answer or other responsive pleading to Plaintiff's Class Action Complaint And Jury Demand is currently due on September 11, 2000.

          2. No previous extensions have been requested.

          3. Due to previously scheduled commitments in separate matters, the undersigned needs additional time to become familiar with this matter and to properly evaluate Plaintiff's claims.
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          4. An extension to and including October 2, 2000, will not prejudice any party, nor affect the trial date.

          WHEREFORE, for the reasons stated above, Defendants respectfully request a twenty (20) day extension to and including October 2, 2000, in which to file their Answer or other responsive pleading in this case.

          Respectfully submitted this 1st day of September, 2000.

                                IRELAND, STAPLETON, PRYOR & PASCOE, P.C.



                                By    /s/ James C. Ruh
                                  ----------------------------------------------
                                      James C. Ruh, #927
                                      1675 Broadway, 26th Floor
                                      Denver, CO 80202
                                      (303) 623-2700
                                      Attorneys for Defendants

                             CERTIFICATE OF SERVICE
                             ----------------------

I hereby certify that on this 1st day of September, 2000, a true and correct copy of the foregoing MOTION FOR EXTENSION OF TIME IN WHICH TO ANSWER OR OTHERWISE MOVE was mailed via U.S. first class mail, postage pre-paid to the following:

                                      Robert J. Dyer III, Esq.
                                      Kip B. Shuman, Esq.
                                      Dyer & Shuman, LLP
                                      801 East 17th Avenue
                                      Denver, CO  80218-1417

                                      Marc A. Topaz, Esq.
                                      Gregory M. Castaldo, Esq.
                                      Schiffrin & Barroway, LLP
                                      Three Bala Plaza East, Suite 400
                                      Bala Cynwyd, PA  19004

                                      Cauley & Geller, LLP
                                      One Boca Place
                                      2255 Glades Road, Suite 421A
                                      Boca Raton, Florida  33431